Exhibit 99.2

Pro-Pharmaceuticals Files Registration Statement for Rights Offering to Its Shareholders

Proceeds to be used to Complete NDA Filing for DAVANAT®

NEWTON, Mass.--(BUSINESS WIRE)--November 20, 2008--Pro-Pharmaceuticals, Inc. (the “Company”) (NYSE Alternext US: PRW) today has filed a registration statement with the Securities and Exchange Commission for its previously announced rights offering in which it plans to distribute, at no charge to its existing holders of the Company’s common stock on the record date, non-transferable subscription rights to purchase shares of its common stock and Series C warrants. The Company expects to use the proceeds from the rights offering to complete the submission to the U.S. Food and Drug Administration of the Company’s new drug application for DAVANAT®, as well as for general working capital.

The Company will only consummate the rights offering if it is able to raise a minimum of $2,500,000 by the expiration date of the rights offering and in no event will it raise more than $20,000,000. The distribution of rights and commencement of the rights offering will occur promptly following the effectiveness of the registration statement. The record date for the distribution of the rights, and the dates for both the subscription period and the expiration of the rights offering, will be included in the final prospectus.

Under the proposed terms of the rights offering, the Company would distribute one right to each holder of record of every share of its common stock that is held on the record date. Each right would entitle the holder to purchase: (i) one share of common stock at a subscription price to be determined prior to the effective date of the registration statement and (ii) a Series C warrant that would entitle the holder to purchase one share of common stock. The subscription price per right will be set prior to the effectiveness of the registration statement at a price between 90% of the five day volume weighted average price (“VWAP”) of the common stock prior to the date of the effectiveness of the registration statement, and 115% of the 20 day VWAP of the common stock prior to the date of the effectiveness of the registration statement. However, the subscription price will not be less than $0.20 per share, although this requirement may be waived by the Company’s board of directors.

Each warrant will be immediately exercisable for twelve months following issuance to purchase one share of common stock at 125% of the subscription price per right, which exercise price may be reduced at any time in the Company’s discretion. If, during the term of the warrant, the closing price of the common stock is equal to or greater than 400% of the initial warrant exercise price for at least ten consecutive trading days, the Company may call, or cancel, any outstanding warrants that are not exercised during the 15 trading day period following the date the Company gives notice to the holders of those warrants.

Holders who fully exercise their rights will be entitled to subscribe for an additional amount of common stock and warrants in amount equal to up to 400% of the shares of common stock and warrants for which such holder was otherwise entitled to subscribe.

The Company has engaged Maxim Group LLC to act as the dealer-manager for the rights offering and MacKenzie Partners, Inc. to act as the information agent.

The registration statement has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering, which is expected to be launched immediately following the effectiveness of the registration statement, will be made only by means of a prospectus.

When available, copies of the prospectus may be obtained from MacKenzie Partners, Inc. by calling (212) 929-5500 or (800) 322-2885.

About Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a clinical and development stage pharmaceutical company engaged in the discovery, development and commercialization of carbohydrate-based, therapeutic compounds for advanced treatment of cancer, liver, microbial and inflammatory diseases. The Company’s initial focus is the development of carbohydrate polymers to treat cancer patients. DAVANAT®, the Company’s lead drug candidate, is a polysaccharide polymer that targets Galectin receptors on cancer cells. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," “intends,” and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: uncertainties as to the utility and market for our potential products; uncertainties associated with pre-clinical and clinical trials of our product candidates; and uncertainties as to whether our common stock will continue to be listed on the NYSE Alternext US or the results of the Rights Offering. More information about those risks and uncertainties is contained in the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.

CONTACT:
Pro-Pharmaceuticals, Inc.
Anthony D. Squeglia, 617-559-0033
squeglia@pro-pharmaceuticals.com